EXHIBIT 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY TO PRESENT AT UPCOMING ENERGY CONFERENCE

DENVER, December 2, 2009 – St. Mary Land & Exploration Company (NYSE: SM) today announces  that the Company's President and Chief Executive Officer, Tony Best, will present at the Wells Fargo Exploration and Production, Energy Services and Utility Symposium at 9:30 am Eastern time on Wednesday, December 9, 2009, at the New York Palace Hotel at 455 Madison Avenue, New York, NY.  The link to the live audio webcast may be accessed at http://www.wsw.com/webcast/wa57/sm ..  A link to the webcast will also be available on the Company’s website at www.stmaryland.com.   St. Mary’s conference presentation will be available at that same website beginning Wednesday, December 9, 2009.